UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 17, 2026
AGREE REALTY CORPORATION
(Exact name of registrant as specified in its charter)
Maryland
(State or other jurisdiction of incorporation)

1-12928	38-3148187
(Commission file number)	(I.R.S. Employer Identification No.)

32301 Woodward Avenue
Royal Oak, Michigan	48073
(Address of principal executive offices)	(Zip code)
(Registrant’s telephone number, including area code) (248) 737-4190
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ADC	New York Stock Exchange
Depositary Shares, each representing one- thousandth of a share of 4.25% Series A Cumulative Redeemable Preferred Stock, $0.0001 par value	ADCPrA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 22, 2026, Agree Limited Partnership (the “Issuer”), a Delaware limited partnership and subsidiary of Agree Realty Corporation, a Maryland corporation (the “Parent Guarantor”), completed an underwritten public offering of $400 million aggregate principal amount of its 5.650% Notes due 2036 (the “Notes”).
The Notes are fully and unconditionally guaranteed (the “Guarantee”) by the Parent Guarantor and certain wholly owned subsidiaries of the Issuer that guarantee the Issuer’s debt or the debt of any other guarantor (the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”). The terms of the Notes are governed by an indenture, dated as of August 17, 2020 (the “Base Indenture”), by and among the Issuer, the Parent Guarantor and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by an officer’s certificate, dated as of September 22, 2026, by and among the Issuer, the Parent Guarantor and the Trustee (the “Indenture Officer’s Certificate” and, together with the Base Indenture, the “Indenture”). The Indenture contains various restrictive covenants, including limitations on the ability of the Guarantors and the Issuer to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. Copies of the Base Indenture, the Indenture Officer’s Certificate, the form of Note, and the form of Guarantee, the terms of which are hereby incorporated herein by reference, are filed or incorporated by reference as Exhibits 4.1, 4.2, 4.3, and 4.4, respectively, to this Current Report on Form 8-K (this “8-K”).
Pursuant to an underwriting agreement (the “Underwriting Agreement”) among the Issuer, the Guarantors and the underwriters named therein (the “Underwriters”) filed as Exhibit 1.1 to this Current Report on Form 8-K, the purchase price paid by the underwriters for the Notes was 97.847% of the principal amount thereof. The Notes are the Issuer’s senior unsecured obligations and rank equally in right of payment with all of the Issuer’s other existing and future senior unsecured indebtedness, including the Issuer’s 2.900% Notes due 2030, the Issuer’s 2.000% Notes due 2028, the Issuer’s 4.800% Notes due 2032, the Issuer’s 2.600% Notes due 2033, the Issuer’s 5.625% Notes due 2034 and the Issuer’s 5.600% Notes due 2035. The Notes are effectively subordinated in right of payment to: (i) all of the Issuer’s and any Guarantor’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness); (ii) all existing and future indebtedness and other liabilities, whether secured or unsecured of the Issuer’s subsidiaries that are not Subsidiary Guarantors and of any entity accounted for under the equity method of accounting; and (iii) all preferred equity not owned by the Issuer, if any, in its subsidiaries that are not Subsidiary Guarantors and in any entity accounted for under the equity method of accounting. The Notes bear interest at 5.650% per annum. Interest is payable on April 15 and October 15 of each year, beginning April 15, 2027, until the Notes’ maturity date of October 15, 2036.
Prior to October 15, 2036 the Notes will be redeemable in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to the greater of:
•an amount equal to 100% of the principal amount of the Notes to be redeemed; and
•a make-whole premium as defined in and calculated in accordance with the Indenture;
plus accrued and unpaid interest, if any, to but excluding the redemption date.
Notwithstanding the foregoing, if any of the Notes are redeemed on or after July 15, 2036 (three months prior to the maturity date of the Notes), the redemption price will equal 100% of the principal amount of such series of Notes to be redeemed plus accrued and unpaid interest, if any, up to, but not including, the redemption date.
Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:
•default for 30 days in the payment of any installment of interest under the Notes;

•default in the payment of the principal amount or premium, if any, due with respect to the Notes, when the same becomes due and payable;
•failure by the Issuer or any Guarantor to comply with any of the Issuer’s or any Guarantor’s respective other agreements in the Notes or the Indenture with respect to the Notes upon receipt by the Issuer of notice of such default by the Trustee or by holders of not less than 25% in aggregate outstanding principal amount of the Notes then outstanding and the Issuer’s failure to cure (or obtain a waiver of) such default within 60 days after the Issuer receives such notice;
•failure to pay any debt (other than non-recourse debt) (a) of the Issuer, the Parent Guarantor or any Material Subsidiary (as defined in the Indenture) or any entity of which the Issuer is the general partner or managing member, and (b) in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which debt is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Issuer from the Trustee (or to the Issuer and the Trustee from holders of at least 25% in outstanding principal amount of the Notes);
•certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Issuer, the Parent Guarantor or any Material Subsidiary or all or substantially all of their respective property; and
•the Guarantees of any Guarantor is not (or is claimed by any Guarantor in writing to the Trustee not to be) in full force and effect (other than in accordance with the terms of the Indenture) with respect to the Notes.
The description of the Indenture in this 8-K is a summary and is qualified in its entirety by the terms of the Indenture.
Item 8.01.    Other Events.
On September 17, 2026, the Issuer entered into the Underwriting Agreement with the Guarantors and the Underwriters, relating to the underwritten public offering of $400,000,000 aggregate principal amount of the Issuer’s 5.650% Notes due 2036.
A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference. The summary of the Underwriting Agreement set forth above is qualified in its entirety by reference to Exhibit 1.1.
The offering closed on September 22, 2026 and resulted in net proceeds to the Issuer of approximately $390.1 million, after deducting the underwriting discount and the estimated offering expenses payable by the Issuer. The Notes were offered pursuant to (i) the shelf registration statement on Form S-3 (File No. 333-295307) which became effective upon filing with the Securities and Exchange Commission (the “Commission”) on April 24, 2026, (ii) the base prospectus included in the shelf registration statement and (iii) the prospectus supplement dated September 17, 2026, which was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. In connection with the filing of the prospectus supplement, an opinion of the Issuer’s and Guarantors’ counsel regarding the validity of the Notes and related Guarantee is filed with this 8-K as Exhibit 5.1 and an opinion of Parent Guarantor’s counsel regarding certain Maryland law issues is filed with this 8-K as Exhibit 5.2.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

1.1
Underwriting Agreement, dated September 17, 2026, by and among the Issuer, the Guarantors and PNC Capital Markets LLC, J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1
Indenture, dated as of August 17, 2020, among the Issuer, the Parent Guarantor and the Trustee (incorporated by reference to Exhibit 4.1 to Agree Realty Corporation’s Current Report on Form 8-K filed on August 17, 2020).

4.2	Indenture Officer’s Certificate, dated as of September 22, 2026, among the Issuer, the Parent Guarantor and the Trustee.

4.3	Form of Global Note for 5.650% Notes due 2036 (included in Exhibit 4.2).

4.4	Form of 2036 Guarantee by and among the Issuer, the Guarantors and the Trustee (included in Exhibit 4.2).

5.1	Opinion of Honigman LLP as to the validity of the Notes and the Guarantees.

5.2	Opinion of Ballard Spahr LLP regarding Maryland law issues.

5.3	Opinion of Burr & Forman LLP, regarding Florida and North Carolina law issues.

5.4	Opinion of Porter Hedges LLP, regarding Texas law issues.

23.1	Consent of Honigman LLP (included in Exhibit 5.1).

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Date: September 22, 2026	By:	/s/ Peter Coughenour
		Name:	Peter Coughenour
		Title:	Chief Financial Officer and Secretary